Exhibit 4(a)


                              NS GROUP, INC.
                         NEWPORT STEEL CORPORATION
                         Ninth and Lowell Streets
                         Newport, Kentucky  41072

                         FIFTH AMENDMENT AGREEMENT

                                             August 17, 1994

To the Trustee and Noteholders
Whose Names are set forth on the
Signature Pages hereto:

Ladies and Gentlemen:

     Reference is made to (i) those certain Note Agreements dated as of November 15, 1989 as amended by those certain Amendment Agreements dated as of October 3, 1990, May 11, 1992, November 24, 1992 and February 8, 1993 (the "Amendment Agreements" and, as so amended, the "Note Agreement") between Newport Steel Corporation (the "Company") and the respective purchasers of $45,000,000 in aggregate principal amount of the Company's 10.40% Senior Secured Notes due November 15, 1999 (the "Notes"), and
(ii) that certain Guaranty Agreement dated as of November 15, 1989 as amended by the Amendment Agreements (the "Guaranty Agreement") pursuant to which NS Group, Inc. (the "Guarantor") has guaranteed, inter alia, payment of the Notes. The Company and the Guarantor have requested the Noteholders named on the signature pages hereto (the "Noteholders") and the Trustee to agree to a further amendment to the Note Agreement and to the Guaranty Agreement to waive certain rights thereunder; and the Noteholders and the Trustee have agreed to such amendment and waiver on the terms and conditions hereinafter set forth.

     In consideration of the foregoing and of the mutual covenants hereinafter set forth, the Company, the Guarantor, the Trustee and the Noteholders agree as follows:

     1. Section 10.1 of the Note Agreement and Section 11.1 of the Guaranty Agreement are each modified by inserting in the correct alphabetical order the following new definition:

     "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

August 17, 1994
Page Two

(iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits not less than $200,000,000.00 and having a rating of "A": or better by a nationally recognized rating agency, (iv) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded either of the two highest ratings obtainable from either Standard & Poors Corporation or Moody's Investor Service, Inc., and (v) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership in the Federal Deposit Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder."

2. Section 10.1 of the Note Agreement is modified by inserting at the end of the definition of "Funded Debt" the following additional paragraph which shall be part of such definition:

Notwithstanding the foregoing, any borrowings by the Company (or any guaranty by the Company of borrowings) pursuant to a revolving loan agreement, working capital agreement or line of credit that at any time or from time to time may constitute Funded Debt pursuant to the terms hereof shall, for purposes of calculating Funded Debt hereunder, be reduced by the aggregate amount of cash and Cash Equivalents held by the Company, the Guarantor and each Guarantor Subsidiary at the time of such calculation.

3. Section 11.1 of the Guaranty Agreement is modified by inserting at the end of the definition of "Funded Debt" the following additional paragraph which shall be part of such definition:

     Notwithstanding the foregoing, any borrowings by the Guarantor (or any Guaranty by the Guarantor of borrowings) pursuant to a revolving loan agreement, working capital agreement or line of credit that at any time or form time to time may constitute Funded Debt pursuant to the terms hereof shall nonetheless, for purposes of calculating Funded Debt hereunder, be reduced by the aggregate amount of cash and Cash Equivalents held by the Guarantor and its Subsidiaries at the time of such calculation.

4. The Company and the Guarantor have entered into a certain Amended and Restated Senior Secured Revolving Credit Agreement with PNC Bank, Ohio, National Association and The Fifth Third Bank with respect to the renewal of a certain revolving credit facility in favor of the Company and its affiliate, Erlanger Tubular Corporation (the "Renewed Revolving Credit"). In order to clarify

August 17, 1994
Page Three

the intent of the parties with respect to the Renewed Revolving Credit, the Noteholders and the Trustee acknowledge that they have no objection to the Renewed Revolving Credit and further acknowledge that compliance by the Company and the Guarantor with
Section 7.8 of the Note Agreement and Section 6.6 of the Guaranty Agreement, respectively, was not required in connection therewith. Accordingly, to the extent applicable, the Noteholders and the Trustee hereby waive any Event of Default under section
7.8 of the Note Agreement or Section 6.6 of the Guaranty Agreement with respect to the Renewed Revolving Credit.

     5. The modifications and waiver set forth herein shall become effective upon the occurrence of the following:

     (i) each Noteholder and the Trustee shall have signed and returned to the Company and the Guarantor a copy of this Fifth
Amendment Agreement;

     (ii) all proceedings taken in connection with the execution of this Fifth Amendment Agreement and all documents and papers relating thereto shall be satisfactory to each Noteholder and its counsel; and each Noteholder and its counsel shall have received copies of such documents and papers as it or they may reasonably request in connection therewith, all in form and substance satisfactory to each Noteholder and its counsel.

     6.   Except as specifically modified hereby, the Note
Agreement and the Guaranty Agreement shall remain in full force and effect in accordance with the terms thereof.

     7. Each reference in the Note Agreement to "the Note Agreement," "the Agreement," "herein," "hereof," or other words of like import referred to the Note Agreement shall mean the Note Agreement as amended by this Agreement; and each reference in the Guaranty Agreement to "the Guaranty Agreement," "the Agreement", "this Agreement,", "herein," "hereof," or other words of like import referring to the Guaranty Agreement shall not mean the Guaranty Agreement as amended by this Agreement.

NS Group, Inc.

By    John R. Parker
     Name:  John R. Parker
     Title: Vice President & Treasurer

August 17, 1994
Page Four

Newport Steel Corporation


By    John R. Parker
     Name:  John R. Parker
     Title: Vice President & Treasurer

Agreed and Accepted

Noteholders:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By   _______________________________________
     Name:
     Title:

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:  CIGNA Investments, Inc.

     By:  Thomas P. Shea
          Name:
          Title:

INSURANCE COMPANY OF NORTH AMERICA

By: CIGNA Investments, Inc.

     By:  Thomas P. Shea
          Name:
          Title:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
(on behalf of one or more separate accounts)

By:  CIGNA Investments, Inc.

     By:  Thomas P. Shea
          Name:
          Title:

August 17, 1994
Page Five


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc.

     By:  Thomas P. Shea
          Name:
          Title:

CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY

By:  CIGNA Investments, Inc.

     By:  Thomas P. Shea
          Name:
          Title:

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:       ____________________________________
          Name:
          Title:

COLONIAL PENN LIFE INSURANCE COMPANY

By:       ____________________________________
          Name:
          Title:

SOUTHERN FARM BUREAU ANNUITY INSURANCE COMPANY

By:       ____________________________________
          Name:
          Title:

WASHINGTON NATIONAL INSURANCE COMPANY

By:       ____________________________________
          Name:
          Title:


UNITED COMPANIES LIFE INSURANCE COMPANY
By:       ____________________________________
          Name:
          Title:

August 17, 1994
Page Six

Trustee:

HUNTINGTON NATIONAL BANK OF KENTON COUNTY, INC.

By:       ______________________________________
          Name:
          Title: